Exhibit 10.2

June 10, 2020

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite115

Centennial, CO 80112

Attention: Neal Shah, CFO

Dear Sirs/Mesdames:

Re:	6th Amending Agreement - Credit Facility Agreement between NioCorp Developments Ltd. and Mark Smith

Pursuant to a credit facility agreement between NioCorp Developments Ltd. (the “Borrower”) and Mark Smith (the “Lender”) dated January 16, 2017 and as amended March 20, 2017 and February 26, 2018 and May 14, 2019 and January 10, 2020 and April 2, 2020 (the “Credit Facility Agreement”), the Lender advanced a loan to the Borrower on the terms and conditions set out therein.

The Borrower and the Lender wish to amend the Credit Facility Agreement in the manner set forth herein.

INTERPRETATION

All words and expressions defined in the Credit Facility Agreement have the same meaning when used herein. Reference to the Credit Facility Agreement includes amendments thereto from time to time, including the amendments made by this amending agreement. All references herein to sections of or schedules to an agreement other than this amending agreement are to sections of and schedules to the Credit Facility Agreement, unless otherwise expressly stated. Clause headings are for reference only.

EFFECTIVE DATE

The provisions of the Credit Facility Agreement are amended as set out in this amending agreement effective as of the date of acceptance by Borrower below.

AMENDMENTS

1.	Section 1.1(b) of the Credit Facility Agreement shall be deleted and replaced in its entirety with the following new Section 1.1(b):

(b)	“Credit Facility” means the non-revolving credit facility in the amount of up to $3,500,000 which will be made available by the Lender to the Borrower in accordance with the terms hereof;

2.	Section 1.1(k) of the Credit Facility Agreement shall be deleted and replaced in its entirety with the following new Section 1.1(k):

(k)	“Term” means a period commencing on the Effective Date and expiring December 15, 2020.

3.	Section 2.7(d) of the Credit Facility Agreement shall be deleted and replaced in its entirety with the following new Section 2.7(d):

(d)	not cause the total Principal advanced to exceed $3,500,000; and

MISCELLANEOUS

With the exception of the foregoing amendments, the Credit Facility Agreement shall continue in full force and effect unamended.

This amending agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by facsimile transmission or as a pdf attachment to an e-mail) shall constitute an original, but all such counterparts when taken together shall constitute one and the same instrument.

Please indicate your acceptance of this amending agreement by signing and returning the enclosed duplicate copy of this letter.

Yours truly,

MARK A. SMITH

/s/ Mark A. Smith

Accepted by Borrower as of the 10th day of June, 2020.

NIOCORP dEVELOPMENTS lTD.

By:	/s/ Neal S. Shah
	Name:	Neal S. Shah
	Title:	Chief Financial Officer